SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – April 18, 2006

FIRST HORIZON NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

TENNESSEE	001-15185	62-0803242
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code - (901) 523-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 18, 2006, the shareholders and Board of Directors of the registrant and the Compensation Committee of the Board of Directors took certain actions which resulted in the amendment, grant, creation, or supplement of the following compensatory plans, agreements, or arrangements with executive officers and directors of the registrant.

Plan Actions.

On April 18, 2006 the shareholders approved an amendment of the registrant’s 2003 Equity Compensation Plan. The amendment increased the maximum number of shares which may be issued with respect to awards under the Plan from 4,000,000 to 8,500,000 and increased the maximum number of shares which may be issued with respect to awards other than stock options under the Plan from 1,300,000 to 4,800,000. The shareholders also re-approved the Plan in its entirety.

Award Grants.

On April 18, 2006, the registrant’s shareholders elected Colin V. Reed to the Board of Directors for the first time. In accordance with a long-standing practice of the Board of Directors, Mr. Reed was granted 8,000 shares of restricted stock under Section 9 of the registrant’s 2003 Equity Compensation Plan. They vest 800 shares per year over 10 years, unless accelerated or forfeited, all as provided in that Plan and in the registrant’s standard agreement for such grants to non-employee directors.

Acting under authority delegated to it under the shareholder-approved 2003 Equity Compensation Plan, the Committee granted the following stock-based awards to certain eligible persons including executive officers named in the registrant’s 2006 Proxy Statement in relation to fiscal 2005 (“2005 Named Executive Officers”).

Long-Term Incentive Program (LTIP) Awards

On April 18, 2006, the Committee granted LTIP awards in the form of performance share units (PSUs) to the 2005 Named Executive Officers in the following amounts: J. Kenneth Glass, 65,217 PSUs; Gerald L. Baker, 44,492 PSUs; Charles G. Burkett, 37,307 PSUs; and Jim L. Hughes, 34,433 PSUs. Larry B. Martin, another 2005 Named Executive Officer, did not receive a 2006 LTIP award in view of his previously-announced retirement that is scheduled to occur later this year.

Each PSU represents the value of a share of registrant common stock on the vesting date. The number of PSUs awarded to each of Mr. Glass and Mr. Baker was equal to 225% of his target bonus potential, divided by the fair market value of a share of Company stock on April 21, 2006. For Mr. Burkett and Mr. Hughes, the number of PSUs awarded was equal to 225% of base salary, divided by the fair market value of a share of Company stock on April 21, 2006. The number of PSUs generally is determined by reference to bonus potential under the registrant’s Management Incentive Plan, except that salary is used for the business line heads.

PSUs are not shares of stock, and have no value unless and until vested. All PSUs are eligible to vest if the Company’s average annual earnings per share (EPS) during the applicable performance period equal or exceed a pre-set threshold. The performance period for the 2006 awards is the three-year period 2006-2008. Certain adjustments to EPS are required for certain non-recurring items and certain other events, and the Committee has the discretion to reduce the vesting percentage in various circumstances. At the time the 2006 LTIP awards were granted, the

Committee intended to exercise its discretion according to several factors. A critical factor was the Company’s EPS growth ranking relative to certain peer companies, and a schedule was established showing specific reductions in payout at various growth ranks. Below a minimum rank, the Committee intended to exercise its discretion as to whether any payout would be made. The Committee retains the ability to deviate from the schedule if circumstances warrant.

If and when vested, PSUs related to the 2006 LTIP awards are to be paid in cash based on the market value of the registrant’s stock at that time. For example, if 1,000 PSUs related to the 2006 LTIPs ultimately vest after the performance period has passed and the stock value at that time is $50 per share, the recipient would be paid $50,000. PSUs do not earn dividends and may not be voted during the performance period. PSUs may be forfeited in certain events related to termination of employment, and vesting of a prorated number of units is to be accelerated upon certain change in control events. The 2006 LTIPs are designed to tie each executive’s long-term compensation directly to shareholder value and to a specific EPS target. The structure and documentation for the 2006 LTIPs are substantially the same as that used for the 2005 awards, except that the 2005 awards are payable in actual shares rather than cash.

Conventional Stock Options

Shares subject to conventional stock options were granted to certain eligible persons, including executive officers. The shares subject to options granted to the registrant’s 2005 Named Executive Officers are: J. Kenneth Glass, 23,189 shares; Gerald L. Baker, 12,896 shares; Charles G. Burkett, 10,365 shares; and Jim L. Hughes, 9,567 shares. Larry B. Martin did not receive a 2006 option award in view of his previously-announced retirement that is scheduled to occur later this year. The 2006 option grant date is April 21, 2006. The option price per share in all cases is the fair market value of the registrant’s common stock on the grant date ($40.71). The Committee also approved revisions to the form of grant notice. All options granted at this time to executives have seven-year terms and become exercisable 50% on the third anniversary of the grant date, and 50% on the fourth anniversary. Acceleration of vesting for certain reasons, forfeiture, and early termination of the options are governed by the Plan and the notice of grant.

Performance Stock Options

In addition to the conventional option grants described above, the Committee granted stock options for 57,084 shares to Mr. Glass and for 51,601 shares to Mr. Baker that have a performance feature. Specifically, the performance options generally will be retained, or be forfeited, in proportion to the extent to which certain performance criteria are achieved or not achieved. To the extent that performance options are retained, they will not immediately vest, but instead will continue to vest on the same schedule as conventional options. The primary performance criterion for the 2006 performance options is the extent to which the registrant achieves certain earnings per share growth targets for 2006. The 2006 performance option grant date is April 21, 2006. The option price per share in all cases is the fair market value of the registrant’s common stock on the grant date.

Conventional Restricted Stock (RS)

The Committee granted conventional RS shares to certain eligible persons, including executive officers. The number of RS shares granted to the registrant’s 2005 Named Executive Officers are: J. Kenneth Glass, 4,637 shares; Gerald L. Baker, 2,579 shares; Charles G. Burkett, 2,073 shares; and Jim L. Hughes, 1,913 shares. Larry B. Martin did not receive a 2006 RS award in view of his previously-announced retirement that is scheduled to occur later this year. The 2006 RS grant date is April 21, 2006. The Committee also approved revisions to the form of grant notice. All RS shares vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary. Acceleration of vesting for certain reasons and forfeitures are governed by the Plan and the notice of grant.

Performance Restricted Stock (Performance RS)

In addition to the conventional RS grants described above, the Committee granted 11,472 restricted stock shares to Mr. Glass and 10,318 shares to Mr. Baker that have a performance feature. Specifically, the Performance RS shares generally will be retained, or be forfeited, in proportion to the extent to which certain performance criteria are achieved or not achieved. To the extent that Performance RS shares are retained, they will not immediately vest, but instead will continue to vest on the same schedule as conventional RS. The primary performance criterion for the 2006 Performance RS is the extent to which the registrant achieves certain earnings per share growth targets for 2006. The 2006 Performance RS grant date is April 21, 2006.

ITEM 8.01.	Other Events.

Consolidated Compensation Plan Share Purchase Program. On April 18, 2006, the Board of Directors increased by 4,500,000 shares the previously-announced consolidated program for stock-plan-related share repurchases (“Program”). That increase is equal to the amount by which the 2003 Equity Compensation Plan authority was increased. The Board also made the Program increase automatically in the future whenever a plan’s authority is increased, or a new plan is approved, by final action of the Board or shareholders (as applicable). Approximately 24.3 million shares remain available under the Program, including the increase. Repurchases will be made in the open market or through privately negotiated transactions and will be subject to market conditions, accumulation of excess equity, and prudent capital management.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following management contract or compensatory plan exhibits are filed herewith:

Exhibit #	Description

10.2(f)

2003 Equity Compensation Plan, incorporated herein by reference to Appendix A to the registrant’s Proxy Statement furnished to shareholders in connection with the annual meeting held on April 18, 2006, filed March 13, 2006.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 1.01 will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending June 30, 2006, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION

Date: April 24, 2006	By: /s/ Marlin L. Mosby III
Name: Marlin L. Mosby III
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit #	Description
10.2(f)

2003 Equity Compensation Plan, incorporated herein by reference to Appendix A to the registrant’s Proxy Statement furnished to shareholders in connection with the annual meeting held on April 18, 2006, filed March 13, 2006.